UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
___________________________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 11, 2011

BARRETT BUSINESS SERVICES, INC.

(Exact name of registrant as specified in charter)

Maryland

(State or other jurisdiction of incorporation)

0-21886

(SEC File Number)

52-0812977

(IRS Employer Identification No.)

8100 N.E. Parkway Drive, Suite 200 Vancouver, Washington	98662
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(360) 828-0700

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Barrett Business Services, Inc. (the "Company"), has entered into Change in Control Employment Agreements with its three executive officers, Michael L. Elich, James D. Miller and Gregory R. Vaughn, effective April 12, 2011 (the "Agreements").  Under the Agreements, if the employment of the executive is terminated by the Company (other than for cause, death or disability), or by the executive for good reason, within 12 months following a change in control, the executive will be entitled to receive an amount equal to three times the sum of (x) his annual base salary plus (y) his target annual cash bonus, in a lump sum within 30 days after his termination.  The amounts payable will be reduced to the extent necessary to cause them not to be subject to excise taxes applicable to excess parachute payments under Section 280G of the Internal Revenue Code.

"Change in control" means:

•        The acquisition by a person or group of beneficial ownership of 30% or more of the combined voting power of the Company's outstanding voting securities;

•        A change in the composition of the Board of Directors during any 12‑month period such that the incumbent directors cease to constitute at least a majority of the Board, with certain exceptions;

•        Completion of a consolidation, merger, or sale, lease, exchange, or other transfer of substantially all the assets of the Company, with certain exceptions; or

•        Approval by the Company’s stockholders of a liquidation or dissolution of the Company.

"Cause" means:

•        The willful failure to comply with any of the Company’s material and lawful policies or standards, subject to certain notice requirements;

•        The material breach of the confidentiality provisions of the agreement;

•        The willful and material failure to perform the duties of the officer's position, subject to certain notice requirements;

•        Embezzlement, theft, larceny, fraud, or other material acts of dishonesty; or

•        Conviction of or entry of a plea of guilty or nolo contendere to a felony.

"Good reason," for purposes of an executive's termination of his employment with the Company following a change in control, means:

•        The executive experiences a material adverse change in his authority, duties, or responsibilities;

•        A material change in the executive's supervisor occurs, including reporting to a successor board of directors of which fewer than half of the members were directors of the Company immediately prior to the change in control or, for Messrs. Miller and Vaughn, if Mr. Elich ceases to be Chief Executive Officer for reasons other than cause, death or disability;

•        The executive’s base compensation (salary or target annual cash bonus) is reduced;

•        The executive is transferred to a location more than 50 miles from the present location;

•        The successor company does not agree to perform under the agreement; or

•        The Company does not comply with the material terms of the agreement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 11, 2011, the Board of Directors of the Company approved amendments to the Company's bylaws, effective May 19, 2011.  The amendments: (i) change the location for annual and special stockholder meetings in the absence of board determination from Oregon to Washington; and (ii) add requirements related to advance notice by stockholders of nominations and proposals of business.

The advance notice bylaw provision:

•   Creates procedures by which a stockholder may make nominations for election of directors or propose business (other than matters included in the Company's proxy materials pursuant to Rule 14a-8 or Rule 14a-11 under the Securities Exchange Act of 1934 (the "Exchange Act")) at an annual meeting of stockholders.

•   Requires notice of stockholder nominations of individuals for election as directors and other stockholder proposals to be brought before an annual meeting of stockholders, other than pursuant to Rules 14a-8 and 14a-11 under the Exchange Act, to be submitted not later than 90 days and not earlier than 120 days prior to the one-year anniversary of the mailing date of the Company's proxy materials for the preceding year's annual meeting, with alternative requirements in the event the date of the annual meeting is changed by more than 30 days.

•   Requires the submission of specific information about proposed nominee(s).

•   Requires stockholder proposals to include a brief description of the proposal, the reasons for conducting such business at the meeting, and any material interest of the stockholder in such business.

•   Requires the stockholder giving notice and each beneficial owner of shares of the Company on whose behalf the nomination or proposal is made, to provide specified information regarding each person and their share ownership.

The amendments to the Company's bylaws are attached as Exhibit 3.1 to this report and are incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.  The following exhibit is filed with this Form 8-K:

3.1  Amendment to the Bylaws of Barrett Business Services, Inc. effective May 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARRETT BUSINESS SERVICES, INC.
Dated: April 15, 2011	By:	/s/ James D. Miller
James D. Miller Vice President-Finance, Treasurer and Secretary